UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 31, 2018

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England		W1J8AJ
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Suite 3D, Landmark Square 64 Earth Close P.O. Box 31327 Georgetown, Grand Cayman, Cayman Islands, BWI		KY-1 1206
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (345) 938-0293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

This combined filing on Form 8-K is separately filed by Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble-U.K.”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by Noble-U.K. and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to Noble-U.K. (except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of Noble-U.K. This report should be read in its entirety as it pertains to each of Noble-U.K. and Noble-Cayman.

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On January 31, 2018, Noble Holding International Limited (the “Issuer”), an indirect, wholly-owned subsidiary of Noble-U.K. and Noble-Cayman, issued and sold $750,000,000 aggregate principal amount of the Issuer’s 7.875% Senior Guaranteed Notes due 2026 (the “2026 Notes”) in an offering to eligible purchasers under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The 2026 Notes were issued under an indenture, dated as of January 31, 2018 (the “Indenture”), by and among the Issuer, Noble-Cayman, as Parent Guarantor, certain other subsidiaries of Noble-Cayman and Noble-U.K. (the “Subsidiary Guarantors”) and Wells Fargo Bank, N.A., as trustee.

The Indenture provides for the full and unconditional guarantee by Noble-Cayman and the Subsidiary Guarantors of the punctual payment of the principal of, premium, if any, interest on and all other amounts due under the 2026 Notes and the Indenture (the “Guarantees”).

The Issuer expects to receive net proceeds from the sale of the 2026 Notes of approximately $737.1 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. The Issuer intends to use the net proceeds, together with cash on hand, to pay the purchase price and accrued interest (together with fees and expenses) in the tender offers (the “Tender Offers”) by the Issuer to purchase for cash, subject to certain conditions, up to an aggregate principal amount of Existing Notes (as defined below) that will not result in an aggregate purchase price that exceeds $750,000,000, excluding accrued interest, of the Issuer’s outstanding 4.00% Senior Notes due 2018 (for which the interest rate has been increased to 5.75%) (the “2018 Notes”), 4.90% Senior Notes due 2020 (the “2020 Notes”), 4.625% Senior Notes due 2021 (the “2021 Notes”), 3.95% Senior Notes due 2022 (the “2022 Notes”) and 7.75% Senior Notes due 2024 (the “2024 Notes”) and the outstanding 7.50% Senior Notes due 2019 (the “2019 Notes” and, together with the 2018 Notes, the 2020 Notes, the 2021 Notes, the 2022 Notes and the 2024 Notes, the “Existing Notes”) issued by certain subsidiaries of Noble-Cayman.

Interest on the 2026 Notes will accrue from January 31, 2018, at a rate of 7.875% per annum. Interest on the 2026 Notes will be payable by the Issuer on February 1 and August 1 of each year, beginning on August 1, 2018. The 2026 Notes will mature on February 1, 2026.

Prior to February 1, 2021, the Issuer will have the option to redeem all or any portion of the 2026 Notes at a redemption price equal to 100% of the aggregate principal amount of the 2026 Notes being redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after February 1, 2021, the Issuer may redeem all or any portion of the 2026 Notes at various redemption prices set forth in the Indenture. Prior to February 1, 2021, the Issuer may also redeem up to 40% of the 2026 Notes at a price equal to 107.875% of the aggregate principal amount of the 2026 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, using the proceeds of certain equity offerings of Noble-U.K. that are contributed to Noble-Cayman or that are used to purchase the capital stock of Noble-Cayman. Further, the Issuer may redeem all of the 2026 Notes at par plus accrued and unpaid interest, if any, to, but excluding, the redemption date if, at any time, the Issuer is required, as a result of a change in law, to withhold taxes under the laws of certain jurisdictions from payments on the 2026 Notes.

Upon (i) the occurrence of a change of control and (ii) a downgrade of the rating of the 2026 Notes within 60 days after the change of control by at least two of Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC or Fitch Ratings Inc., the Issuer will be required to make an offer to repurchase all outstanding 2026 Notes at a price in cash equal to 101% of the aggregate principal amount of the 2026 Notes repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date.

The Indenture contains certain covenants and restrictions, including, among others, restrictions on the ability of the Issuer and its subsidiaries, as applicable, to create certain liens, enter into certain sale and leaseback transactions, merge or consolidate with another entity, sell all or substantially all of their assets and allow subsidiaries of the Issuer to incur certain additional indebtedness. Additionally, the Subsidiary Guarantors must own, directly or indirectly, (i) assets comprising at least 85% of the revenue of Noble-Cayman and its subsidiaries on a consolidated basis and (ii) jackups, semisubmersibles, drillships, submersibles or other mobile offshore drilling units of material importance, the combined book value of which comprises at least 85% of the combined book value of all such assets of Noble-Cayman and its subsidiaries on a consolidated basis, in each case, with respect to the most recently completed fiscal year.

The foregoing description of the Indenture and the 2026 Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the forms of the 2026 Notes attached thereto, copies of which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Tender Offers and Consent Solicitations

On January 31, 2018, Noble-U.K. issued a press release announcing the results to date of the previously announced cash Tender Offers by the Issuer for the Existing Notes. In conjunction with certain of the Tender Offers, Noble-U.K. also announced the results to date for the Issuer’s previously announced solicitations of consents (the “Consent Solicitations”) from holders of certain series of Existing Notes to amend certain provisions of the applicable indentures with respect to the applicable series of Existing Notes (the “Proposed Amendments”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

As of January 31, 2018, the requisite consents (the “Requisite Consents”) to effect the Proposed Amendments with respect to the 2019 Notes, the 2020 Notes, the 2021 Notes and the 2022 Notes, as described in the Offer to Purchase and Consent Solicitation Statement dated January 17, 2018 (the “Offer to Purchase and Consent Solicitation”), were received. Accordingly, on January 31, 2018, (i) Noble Holding (U.S.) LLC, as successor issuer, Noble Drilling Services 6 LLC, as co-issuer, Noble Drilling Holding LLC, as co-issuer, Noble-Cayman, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (“BNYMTC”), executed and delivered the Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”) to that certain indenture, dated as of March 1, 1999 (as amended and supplemented prior to the Eighth Supplemental Indenture, the “1999 Indenture”), between Noble Drilling Corporation and BNYMTC; and (ii) the Issuer, as issuer, Noble-Cayman, as guarantor, and BNYMTC executed and delivered the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture” and, together with the Eighth Supplemental Indenture, the “Supplemental Indentures”) to that certain indenture, dated as of November 21, 2008 (as amended and supplemented prior to the Fifth Supplemental Indenture, the “2008 Indenture”), between NHIL and BNYMTC.

The Eighth Supplemental Indenture, which modified only the terms of the 2019 Notes,

(a)	deleted from the 1999 Indenture:

(i)	Section 501, “Events of Default” (subsections (3), (4) and (7) thereof);

(ii)	Section 704, “Reports by Company”;

(iii)	Section 801, “Company May Consolidate, Etc., Only on Certain Terms”;

(iv)	Section 1008, “Limitation on Liens”; and

(v)	Section 1009, “Limitation on Sale/Leaseback Transactions”;

(b)	modified Section 802, “Successor Person Substituted” by deleting “in accordance with Section 801”; and

(c)	modified Section 1104, “Notice of Redemption” by deleting “not less than 30 nor more than 60 days” and replacing the deleted language with the following: “not less than three Business Days nor more than 60 days”.

The Fifth Supplemental Indenture, which modified only the terms of the 2020 Notes, the 2021 Notes and the 2022 Notes,

(a)	deleted from the 2008 Indenture:

(i)	Section 501, “Events of Default” (subsections (3), (4) and (7) thereof);

(ii)	Section 704, “Reports by the Company”;

(iii)	Section 801, “Company May Consolidate, Etc., Only on Certain Terms”;

(iv)	Section 1008, “Limitation on Liens”; and

(v)	Section 1009, “Limitation on Sale/Leaseback Transactions”; and

(b) modified Section 802, “Successor Person Substituted for Company” by deleting “in accordance with Section 801”.

The Supplemental Indentures became effective on January 31, 2018. The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the Eighth Supplemental Indenture and the Fifth Supplemental Indenture, copies of which are filed as Exhibits 4.4 and 4.5, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to purchase nor a solicitation of an offer to sell any Existing Notes in the Tender Offers. The Tender Offers and the Consent Solicitations are only being made pursuant to the Offer to Purchase and Consent Solicitation and the accompanying Letter of Transmittal and Consent. The Tender Offers and the Consent Solicitations are not being made to holders of Existing Notes in any state or jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of any such jurisdiction.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

4.1	—	Indenture, dated as of January 31, 2018, among Noble Holding International Limited, as Issuer, Noble Corporation, as Parent Guarantor, certain other subsidiaries of Noble-Cayman and Noble-U.K., as Subsidiary Guarantors, and Wells Fargo Bank, N.A., as Trustee.

4.2	—	Form of Rule 144A Global Security for 7.875% Senior Guaranteed Note due 2026 (included in Exhibit 4.1).

4.3	—	Form of Regulation S Global Security for 7.875% Senior Guaranteed Note due 2026 (included in Exhibit 4.1).

4.4	—	Eighth Supplemental Indenture, dated as of January 31, 2018, among Noble Holding (U.S.) LLC, as Successor Issuer, Noble Drilling Services 6 LLC, as Co-Issuer, Noble Drilling Holding LLC, as Co-Issuer, Noble Corporation, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (relating to the 7.50% Senior Notes due 2019).

4.5	—	Fifth Supplemental Indenture, dated as of January 31, 2018, among Noble Holding International Limited, as Issuer, Noble Corporation, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (relating to the 4.90% Senior Notes due 2020, the 4.625% Senior Notes due 2021 and the 3.95% Senior Notes due 2022).

99.1	—	Press Release issued by Noble Corporation plc dated January 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2018	Noble Corporation plc, a company registered under the laws of England and Wales

	By:	/s/ Adam C. Peakes
Adam C. Peakes
Senior Vice President and Chief Financial Officer

Noble Corporation, a Cayman Islands company

	By:	/s/ Thomas B Sloan Jr.
Thomas B Sloan Jr.
Vice President and Chief Financial Officer

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